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CONSENT OF INDEPENDENT AUDITOR
EXHIBIT 23.1



                                Aaron Stein, CPA,
                               Woodmere, New York



We hereby consent to the use in the Prospectus constituting part of the Registration Statement on Form S-8, to be filed by National Management Consulting, Inc. of our Auditors' Opinion dated January 16, 2003, accompanying the financial statements of National Management Consulting, Inc., formerly known as Universal Media Holdings, Inc. as of September 31, 2002 and 2001, and to the use of our name under the caption "Experts" in the Prospectus.

/s/ Aaron Stein, CPA
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Certified Public Accountants
Woodmere, New York
July 21, 2003




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